UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: December 18, 2013

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 18, 2013, Oragenics, Inc. (the “Company”) issued to Intrexon Corporation (“Intrexon”) 698,241 shares of Company common stock in connection with the conversion of the Convertible Promissory Note (the “Note”) previously issued by the Company to Intrexon on September 30, 2013 as partial consideration for the Technology Access Fee required by the Exclusive Channel Collaboration Agreement entered into with respect to the Company’s probiotics research and development. The Note was payable to Intrexon, at the Company’s option, in cash or shares of Company common stock prior to the maturity date of December 31, 2013 and the conversion price was equal to the closing price on the NYSE MKT of the Company’s common stock on the last trading day immediately prior to the date of conversion which was $2.82 per share. The Company is relying on the exemption from federal registration under Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws based on the Company’s belief that, among other things, the issuance of the shares of Company common stock to Intrexon upon conversion of the Note did not involve a public offering, Intrexon is an “accredited investor” as defined under the Securities Act and no general solicitation was involved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Exclusive Channel Collaboration Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of September 30, 2013.*

10.2	Stock Purchase and Issuance Agreement by and between Oragenics, Inc. and Intrexon Corporation dated as of September 30, 2013.*

10.3	First Amendment to the Stock Purchase and Issuance Agreement dated September 30, 2013.*

10.4	Convertible Promissory Note dated September 30, 2013.*

*	Incorporated by reference to Form 8-K filed on October 1, 2013.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 20th day of December, 2013.

ORAGENICS, INC. (Registrant)

BY:	/s/ John N. Bonfiglio

John N. Bonfiglio

Chief Executive Officer